Exhibit 99.1

Operations

North Sea

	As of December 31, 2011			Nine Months Ended September 30, 2011	Anticipated First Production
Operating Area	Estimated Proved Reserves		%Proved Developed
	Total (MMBOE)	% Oil		Average Daily Production (BOE/d)
Bacchus	0.5	95%	—	—	1st quarter 2012
Greater Rochelle	8.2	17%	—	—	4th quarter 2012
Other fields	3.8	58%	37%	1,053

Total	12.5	32%	11%	1,053

U.S.

	As of December 31, 2011			Nine Months Ended September 30, 2011
Operating Area	Estimated Proved Reserves
	Total (MMBOE)	% Oil	% Proved Developed	Average Daily Production (BOE/d)
Haynesville	9.9	—	36%	1,960
Marcellus	0.2	—	100%	55
Other	0.1	31%	100%	21

Total U.S.	10.2	—	37%	2,036
Total	22.7	18%	23%	3,089

North Sea

Our three producing fields in the U.K. — Alba, Bittern and Enoch — had combined sales totaling 1,053 MBOE for the nine months ended September 30, 2011.

U.S.

Our strategy for our U.S. operations has been to employ a measured approach that seeks to balance U.S. natural gas prices with drilling costs. We plan to continue this disciplined approach, which includes:

•	only three gross Haynesville wells planned in 2012 in order to hold certain acreage;

•	only two gross wells in the Marcellus area to maintain acreage positions and fulfill minor drilling commitments; and

•	a thorough analysis of test well results in the Heath Oil Shale in Montana before finalizing any development plans in this exploratory oil shale play.

2012 Capital Budget

We expect that our total capital expenditure budget for 2012 will be between $175 million and $200 million. We expect to spend approximately $150 million to $175 million of the total 2012 budget in the U.K., primarily on the advancement of our development projects. Capital expenditures for Bacchus will be our initial priority, as we plan to reach first production during the first quarter. Once the three Bacchus wells begin producing and we have consummated the COP Acquisition, we expect to earmark a substantial portion of the cash flows from these assets to complete the necessary development program for the Greater Rochelle area to reach first production in the fourth quarter of 2012. We expect to spend the remainder of our 2012 capital budget in the U.S. to evaluate our Heath Oil Shale pilot wells, to maintain our acreage positions and to fulfill minor drilling commitments. Our 2012 capital expenditure budget is subject to change depending on a number of factors, including the availability and costs of drilling and completion equipment, crews, economic and industry conditions, prevailing and anticipated prices for oil and gas, the availability of sufficient capital resources, drilling success and other normal factors affecting the oil and gas industry.

We intend to fund our 2012 capital expenditures primarily through cash on hand and cash flow generated from operations, including cash flow from the assets to be acquired in the COP Acquisition. The majority of our cash on hand was generated through borrowings under our secured 15.0% senior term loan due 2013 of our principal U.K. subsidiary and the July 2011 offering of our 5.5% Convertible Senior Notes due 2016. The proceeds from the offering of our 5.5% Convertible Notes were originally expected to fund our acquisition of certain Marcellus shale play assets, but the transactions were not consummated and we are currently involved in litigation with the sellers.

Production Update for Quarter Ended December 31, 2011

Our average daily production for the fourth quarter of 2011 is expected to be between 4,000 and 4,500 BOE/d, of which oil and natural gas liquids will comprise approximately 25%.

Average daily production from the assets that we expect to acquire in the COP Acquisition is expected to be between 8,000 and 9,000 BOE/d for the fourth quarter of 2011, of which oil and natural gas liquids will compromise approximately 99%.

Terminated Acquisition of Marcellus Assets

On July 17, 2011, we entered into agreements (the “SM Purchase Agreements”) with SM Energy Company and certain other sellers named therein (collectively, “SM Energy”) for the purchase of oil and gas leases, producing properties, geophysical data, a pipeline and related assets in the Marcellus shale play in Pennsylvania (the “SM Acquisition”) for aggregate consideration of approximately $110 million (the “SM Purchase Price”). We terminated the agreements on December 14, 2011, based on our conclusion that (i) the title defects we identified, after analyzing SM Energy’s responses to the notice of defects and valuation of the defects, exceeded the contractual threshold of 15% of the purchase price for the applicable asset group ($85 million); and (ii) the condition of the pipeline was not in compliance with applicable regulatory standards, which would constitute a material violation of a representation and warranty contained in the applicable SM Purchase Agreement.

SM Energy filed a lawsuit against us in Texas state court on December 20, 2011 alleging that we breached the SM Purchase Agreements by terminating them and refusing to close on the transactions. Specifically, SM Energy has alleged, among other things, that most of our asserted title defects are without merit and, in any event, would not exceed 15% of the applicable purchase price. SM Energy seeks the award of unspecified actual damages, including costs and reasonable attorney’s fees, and specific performance. On January 17, 2012, we filed an answer and counterclaim denying the allegations and seeking the return of our $6 million deposit, which we believe we are entitled to recover pursuant to the terms of the SM Purchase Agreements, as well as for the damages that we suffered as a result of SM Energy’s misrepresentations. SM Energy has requested that the matters under dispute be submitted to arbitration. We intend to contest the case vigorously.

Summary Reserve Data

The following table presents summary data with respect to our historical estimated net proved oil and natural gas reserves and our estimated net proved plus probable (“2P”) oil and natural gas reserves, each as of December 31, 2011; the estimated net proved oil and natural gas reserves and the estimated net 2P oil and natural gas reserves to be acquired in the COP Acquisition, each as of December 31, 2011; and our estimated net proved oil and natural gas reserves and our estimated net 2P oil and natural gas reserves, each as of December 31, 2011 on a pro forma basis giving effect to the COP Acquisition.

The reserve estimates are based on evaluations prepared by our internal reserve engineers, and, for the properties to be acquired in the COP Acquisition other than Alba, derived from information provided by COP. The reserve estimates have been audited by Netherland, Sewell & Associates, Inc. The estimates of the present value of future net revenues before income taxes presented below are based on our internal estimates.

These reserve estimates were prepared in accordance with the SEC’s rules regarding oil and natural gas reserve reporting. The SEC defines “proved” reserves as those quantities of oil and gas, which by analysis of geoscience and engineering data, can be estimated with reasonable certainty to be economically producible — from a given date forward, from known reservoirs, under existing economic condition, operating methods and governmental regulations. The SEC defines “probable” reserves as those additional reserves that are less certain to be recovered than proved reserves but which, together with proved reserves, are as likely as not to be recovered. Probable reserves are by definition less certain to be recovered than proved reserves.

	Endeavour Historical	COP Historical	Pro Forma
	As of December 31, 2011
Net proved reserves:
United Kingdom:
Oil (MBbls)(1)	4,060	19,302	23,362
Gas (MMcf)	50,723	1,409	52,132
Oil equivalents (MBOE)(2)	12,514	19,537	32,051
United States:
Oil (MBbls)(1)	41	—	41
Gas (MMcf)	60,978	—	60,978
Oil equivalents (MBOE)(2)	10,204	—	10,204
Total:
Oil (MBbls)(1)	4,101	19,302	23,403
Gas (MMcf)	111,701	1,409	113,110
Oil equivalents (MBOE)(2)	22,718	19,537	42,255
Percentage natural gas(3)	82%	1%	45%
Percentage proved developed	23%	71%	45%
Present value of future net revenues before income taxes (PV-10) (in thousands)(4,5)	$457,438	$830,227	$1,287,665
Standardized measure of discounted future net cash flows (in thousands)(5,6)	$264,872	$281,987	$546,859
Net 2P reserves:
Total:
Oil (MBbls)(1)	14,556	30,504	45,060
Gas (MMcf)	182,989	2,426	185,415
Oil equivalents (MBOE)(2)	45,054	30,908	75,962
Percentage natural gas	68%	1%	41%
Present value of future net revenues before income taxes (PV-10) (in thousands)(5)	$1,120,292	$1,346,603	$2.466,895
Present value of future net revenues after income taxes (in thousands)(5)	$569,016	$450,755	$1,019,771

(1)	Includes natural gas liquids.
(2)	One Bbl of oil is equal to six Mcfe based on an approximate energy equivalency. This is a physical correlation and does not reflect a value or price relationship between the commodities.
(3)	As of December 31, 2011, our U.K. properties contained approximately 45% of our total proved natural gas reserves.
(4)	We set forth our definition of the present value of future net revenues before income taxes (“PV-10”) (a non-GAAP financial measure) and a reconciliation of PV-10 to the standardized measure of discounted net cash flows under “— Non-GAAP Financial Measures and Reconciliations.”
(5)	Prices per Mmbtu of natural gas used in making the present value determinations as of December 31, 2011 were: (i) for the U.K., $8.86 and (ii) for the U.S., $4.20. Year-end prices per Bbl of oil used in making the present value determination as of December 31, 2011 were: (i) for the U.K., $108.96 and (ii) for the U.S., $94.96. The present value determinations do not include estimated future cash inflows from our hedging programs.
(6)	The standardized measure of discounted future net cash flows represents the present value of future net revenues after income tax discounted at 10% per annum and has been calculated in accordance with Accounting Standards Codification 932, “Extractive Activities — Oil and Gas.”

Pro Forma Summary Production and Operating Data

The following table presents pro forma production results and operating costs for the year ended December 31, 2010 and the nine months ended September 30, 2011. The unaudited pro forma information was prepared as if our COP Acquisition had occurred on January 1, 2010.

	Pro Forma
	Year Ended December 31, 2010	Nine Months Ended September 30, 2011
Sales volume(1):
Oil and condensate sales (Mbbls):
United Kingdom	4,478	2,973
United States	6	5

Continuing operations	4,484	2,978
Discontinued operations — Norway	—	—

Total	4,484	2,978

Gas sales (MMcf):
United Kingdom	3,071	78
United States	2,636	3,305

Continuing operations	5,707	3,383
Discontinued operations — Norway	—	—

Total	5,707	3,383

Oil equivalent sales (MBOE):
United Kingdom	4,990	2,986
United States	445	556

Continuing operations	5,435	3,542
Discontinued operations — Norway	—	—

Total	5,435	3,542

Total BOE per day	14,891	12,976

Physical production volume (BOE per day)(2):
United Kingdom	14,485	11,044
United States	1,221	2,036

Continuing operations	15,706	13,080
Discontinued operations — Norway	—	—

Total	15,706	13,080

Realized prices(3):
Oil and condensate price ($ per Bbl):
Before commodity derivatives	$76.30	$107.24
Effect of commodity derivatives	(0.69)	—

Realized prices including commodity derivatives	$75.61	$107.24

Gas price ($ per Mcf):
Before commodity derivatives	$5.18	$3.88
Effect of commodity derivatives	0.27	—

Realized prices including commodity derivatives	$5.45	$3.88

Equivalent oil price ($ per BOE):
Before commodity derivatives	$68.39	$90.79
Effect of commodity derivatives	(0.29)	—

Realized prices including commodity derivatives	$68.10	$90.79

Operating costs ($ per BOE)(4)	$13.21	$18.59

(1)	We record oil revenues on the sales method, i.e. when delivery has occurred. We use the entitlements method to account for sales of gas production.

(2)	Physical production may differ from sales volumes based on the timing of tanker liftings for our international sales.
(3)	The average sales prices reflect both our continuing and discontinued operations and include realized gains and losses for derivative contracts we utilize to manage price risk related to our future cash flows.
(4)	Operating costs reflect both our continuing and discontinued operations and are costs incurred to operate and maintain our wells and related equipment and include cost of labor, well service and repair, location maintenance, power and fuel, transportation, cost of product and production related general and administrative costs.

PV-10

Our calculations of PV-10 and standardized measure for our properties as of December 31, 2011, and PV-10 and standardized measure for the properties we expect to acquire in the COP Acquisition as of December 31, 2011, are based on estimates of proved reserves prepared by our internal reserve engineers, which have been audited by Netherland, Sewell & Associates, Inc. The following table provides a reconciliation of the standardized measure of discounted future net cash flows to PV-10 as of December 31, 2011.

	Endeavour	COP
	As of December 31, 2011
	(Dollars in thousands)
PV-10 (in thousands)	$457,438	$830,227
Present value of future income tax discounted at 10%	$(192,566)	$(548,240)
Standardized measure of discounted future net cash flows (in thousands)	$264,872	$281,987

Cautionary Note Regarding Forward-Looking Statements

The information set forth in this Exhibit 99.1 includes “forward-looking statements” intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 (the “Securities Act”) and Section 21E of the Exchange Act. These forward-looking statements include statements that express a belief, expectation, or intention, as well as those that are not statements of historical fact, and may include projections and estimates concerning the timing and success of specific projects and our future production, revenues, income and capital spending. The Company’s forward-looking statements are generally accompanied by words such as “estimate,” “project,” “predict,” “believe,” “expect,” “anticipate,” “potential,” “plan,” “goal” or other words that convey the uncertainty of future events or outcomes. You should not to rely on them unduly.

The Company has based these forward-looking statements on our current expectations and assumptions about future events. While management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond the Company’s control. These risks, contingencies and uncertainties, which may not be exhaustive, relate to, among other matters, the following:

•	discovery, estimation, development and replacement of oil and gas reserves;

•	decreases in proved reserves due to technical or economic factors;

•	drilling of wells and other planned exploitation activities;

•	timing and amount of future production of oil and gas;

•	the volatility of oil and gas prices;

•	availability and terms of capital;

•	operating costs such as lease operating expenses, administrative costs and other expenses;

•	our future operating or financial results;

•	amount, nature and timing of capital expenditures, including future development costs;

•	cash flow and anticipated liquidity;

•	availability of drilling and production equipment;

•	uncertainties related to drilling and production operations in a new region;

•	cost and access to natural gas gathering, treatment and pipeline facilities;

•	business strategy and the availability of acquisition opportunities; and

•	factors not known to the Company at this time.

Any of these factors, or any combination of these factors, could materially affect our future financial condition or results of operations and the ultimate accuracy of a forward-looking statement. The forward-looking statements are not guarantees of the Company’s future performance, and the Company’s actual results and future developments may differ materially from those projected in the forward-looking statements. In addition, any or all of the Company’s forward-looking statements included in this Exhibit 99.1 may turn out to be incorrect. They can be affected by inaccurate assumptions we might make or by known or unknown risks and uncertainties, including those mentioned in “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010. These forward-looking statements speak only as of the date hereof. Except as required by law, the Company undertakes no obligation to update publicly or release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof. These cautionary statements qualify all forward-looking statements attributable to the Company or persons acting on its behalf.